Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Harith Rajagopalan, Chief Executive Officer of Fractyl Health, Inc. (the “Company”), and Lara Smith Weber, Chief Financial Officer of the Company, each hereby certifies that:

1.
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.
The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 24, 2026

In Witness Whereof, the undersigned have set their hands hereto as of the 24th day of March, 2026.

/s/ Harith Rajagopalan Harith Rajagopalan, M.D., Ph.D. Co-Founder, Chief Executive Officer and Director (Principal Executive Officer)	/s/ Lara Smith Weber Lara Smith Weber Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

“This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Fractyl Health, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.”